Exhibit 5.1

CANE CLARK LLP                                       3273 E. Warm Springs
                                                     Las Vegas, NV 89120
Kyleen E. Cane*     Bryan R. Clark^
Joe Laxague         Scott P. Doney                   Telephone: 702-312-6255
                                                     Facsimile: 702-944-7100
                                                     Email: sdoney@caneclark.com


February 26, 2010

Victoria Internet Services, Inc.
2470 East 16th Street
Brooklyn, NY 11235
P (718) 344-0866 F (718) 679-9500

Re: Victoria Internet Services, Inc. Registration Statement on Form S-l

Ladies and Gentlemen:

     I have acted as counsel for Victoria Internet Services, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-l (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 5,000,000 shares of the Company's common stock.

     In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, I am of the opinion that the 5,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company. This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

CANE CLARK LLP


/s/ Scott P. Doney
------------------------------
Scott P. Doney, Esq.


              *Also licensed in California, Washington and Hawaii;
            ^Also licensed in Colorado and District of Columbia Bars
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Victoria Internet Services, Inc.
March 10, 2009
Page 2
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We hereby  consent to the use of this opinion as an Exhibit to the  Registration
Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP


/s/ Scott P. Doney
------------------------------
Scott P. Doney, Esq.